PCS EDVENTURES!.COM, INC.

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT CONCERNING THIS NOTE OR SUCH SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE DELIVERY OF AN OPINION OF COUNSEL ACCEPTABLE TO PCS EDVENTURES!.COM, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.  IN THE EVENT OF THE EXERCISE OF THE CONVERSION RIGHT HEREIN, ANY SECURITIES ISSUED WILL BE RESTRICTED SECURITIES UNDER RULE 144.

DATED: MAY 24, 2013

$95,000.00

FOR VALUE RECEIVED, PCS Edventures!.Com, Inc., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of TODD R. HACKETT, or his successors or assigns, if any (hereinafter referred to as “Lender”), the principal sum of NINETY-FIVE THOUSAND DOLLARS ($95,000.00), together with interest on the unpaid principal amount of this Convertible Promissory Note (“Note”) at the rate of eight percent (8%) per annum in the manner and upon the terms and conditions set forth below. All computations of interest shall be made on the basis of a 365-day year for actual days elapsed.

This promissory note is being issued in substitution for the Promissory Note issued on February 26, 2013 in the amount of $65,000, in which $20,000 was paid towards principal leaving a balance of $45,000 and the Promissory Note issued on March 28, 2013 in the amount of $50,000 which are being cancelled upon signing and delivery of this note.

The principal and interest on the unpaid principal amount of this Note, or any remaining portion thereof, shall be paid in full to the Lender 36 months from the date of the Note on or before May 24, 2016. All payments hereunder shall be made in lawful money of the United States of America.

At the sole option of Lender, the outstanding balance of this Note may be converted into shares of Rule 144 Restricted Common Stock of the Borrower at a price per share of $0.0325.  In the event Lender elects to convert any outstanding balance due under this Note into such shares,

Lender shall give written notice to the Borrower seven (7) days prior to the effective date of such exercise.  No fractional share of stock shall be issued upon conversion.  In lieu of any such fractional share, which would otherwise be issuable upon such conversion, the Borrower shall pay to Lender a cash adjustment in respect thereof, in an amount equal to the same fractional price attributable to such share of the Company’s common stock at the rate of $ 0.0325 per share.  The stock certificate representing shares of Rule 144 Restricted Common Stock of the Borrower, in the event of such conversion, shall be issued and delivered to Lender within fourteen (14) days of the effective date of such conversion.

Borrower hereby grants Lender security interests in the following assets of Borrower (subject to any security interests therein in existence as of the date of this Note) during any period in which any principal or interest under this Note remains outstanding:

a.

A security interest in those assets of Borrower designated as fixed assets on the audited financial statements of Borrower for the fiscal year ended March 31, 2013, subject to the following occurrences after such date: (i) reductions in fixed assets occurring in the ordinary course of Borrower’s business and (ii) additions in fixed assets (but only where not subject to security interests granted in favor of the seller, lessor or entity financing the acquisition of additional fixed assets); and

b.

A security interest (the “IP Security Interest”) in all intellectual property owned by the Borrower, assigned to the Borrower or other intellectual property to which the Borrower possesses any rights of ownership or assignment, whether in written, electronic or other form, including intellectual property within and without the United States of America, including but not limited to any patents, copyrights, trade secrets or trade names (for example and including that certain trademark #75845244 and any other trademarks or copyrights registered or subject to applications filed with the USPTO in the name of or on behalf of the Borrower, and any licenses or other rights to use such intellectual property ("collectively, “Intellectual Property”).  The IP Security Interest granted under this Note shall be, and be deemed to be, subordinated to any prior security interests granted prior to the date of this Note by the Borrower in any or all Intellectual Property under any note obligations in favor of any one or more lenders to the Borrower.

In connection with the loan from Lender and the issuance of this Note by the Borrower, the Lender represents and warrants to the matters listed on Attachment A.

Interest shall be paid in arrears by cash within thirty (30) days of each successive quarter end. (December, March, June or September)

The Company shall have the right of prepayment of the balance due or any installment payment under this Agreement, as long as a 30 day notification is communicated to the Lender. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

The rights of the Lender hereunder may be assigned in whole or in part with prior notice to Borrower and subject to the pre-condition that any assignment comply with the federal and state securities law applicable to the such assignment.  The obligations of the Borrower hereunder may not be assigned by the Borrower without consent or prior notice to the Lender.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire principal and interest then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed against the Borrower to collect the unpaid principal and any interest due. Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower, and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be altered or amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by and construed in accordance with the laws of the State of Idaho.  Any legal action to enforce any obligation of the parties to this Note shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or any other documents accompanying this Note, or arising from the breach of any provision hereof, the prevailing party shall be entitled to all reasonable attorney and paralegal fees, and costs incurred by the prevailing party, in addition to any damages which may be allowed by law.

Upon payment of the unpaid principal balance of this Note, either through payment in cash, or full or partial conversion, Lender shall surrender this Note marked “Paid in Full.”

“BORROWER”

“PCS EDVENTURES!.COM, INC.”

By_______________________________

Robert O. Grover

Chief Executive Officer

“LENDER”

“TODD R. HACKETT”

By_/s/ Todd R. Hackett

Todd R. Hackett

Attachment A

Todd R. Hackett (“Hackett”) hereby represents and warrants to PCS Edventures!.com, Inc. (the “Company”), in conjunction with the issuance of the Convertible Note (“Note”) to which this is attached, as follows:––––

(a)

HACKETT HAS, EITHER ALONE OR WITH THE ASSISTANCE OF A REPRESENTATIVE(S), SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF A LOAN AND/OR AN INVESTMENT IN THE COMPANY AND TO MAKE AN INFORMED DECISION WITH RESPECT TO THE LOAN AND/OR INVESTMENT THAT IS THE SUBJECT MATTER OF THE NOTE.

In addition, Hackett is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, under one or more of the following qualifications for status as an accredited investor:

(i) Hackett is a natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the current year.

(ii) Hackett is a natural person who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000.

      (iii) Hackett is a director, executive officer, or manager of the Company.

(b)

Hackett recognizes that a loan and/or investment in the Company involves significant risks.

(d)

Hackett has been furnished all materials relating to the Company, its business and financial condition, and any other matters relating to the Company and the industries in which it operates, which Hackett has requested. Hackett has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain any additional information which the Company or its management possesses or can acquire without unreasonable effort or expense, which is necessary to verify the accuracy of the information provided by the Company.  Hackett represents that, in making his decision to lend and/or invest in the Company, Hackett has relied solely on the information provided in writing by the Company (and not information provided in any other form), and Hackett has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, in any form and at any time, including, without limitation, any summaries, presentations, or other materials, other than information set forth in the public filings of the Company with the Securities & Exchange Commission or other information provided directly to Hackett by the Company’s Chief Executive Officer over the course of the sixty days preceding the note and/or investment in the Company and identified in writing as relating to Hackett’s evaluation of the note and/or investment (such publicly filed information and written materials from the Company’s Chief Executive Officer being defined in this Agreement as information”).

(e)

The Company has answered all inquiries that Hackett has made of it concerning the Company, its business and financial condition, or any other matter relating to the operation of the Company and the note and/or investment described herein.  No oral or written statement or inducement which is contrary to the information set forth in the Hackett Information has been made by or on behalf of the Company to Hackett.

(f)

Hackett is not relying on the Company or its employees, officers, directors, members, managers, agents, or representatives with respect to the legal, tax, economic, and related considerations of the note and/or investment in the Company; and Hackett has relied on the advice of, or has consulted with, only Hackett's own advisors.

(g)

Hackett (i) has adequate means of providing for Hackett's current needs and possible personal contingencies, (ii) has no need for liquidity in Hackett's investment in the note and/or investment in the Company, (iii) is able to bear the economic risks of Hackett's loan and/or investment in the Company, and (iv) at the present time, can afford a complete loss of Hackett's note and/or investment in the Company.

(h)

Hackett is making the note and/or investment in the Company for its own account, and not for distribution, assignment, or resale to others in whole or in part; and no other person has any direct or indirect beneficial interest in such note and/or investment. Hackett has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the note and/or investment in the Company; and Hackett has no plans to enter into any such agreement or arrangement.

(i)

Hackett understands that (i) there is and will be no market for the note and/or investment in the Company, (ii) the note and/or investment in the Company have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and Hackett must hold the note and/or investment in the Company indefinitely unless the note and/or investment in the Company are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) the Company is under no obligation to register the note and/or investment in the Company on Hackett's behalf or to assist Hackett in complying with any exemption from registration, and (iv) the note and/or investment in the Company may not be sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, unless all of the conditions of that Rule are met.

(j)

Hackett understands that no Federal or State agency has passed upon the note and/or investment in the Company, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the note and/or investment in the Company.